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                                                      Ontario Corporation Number
                                                                         1248974
         Ministry of
         Consumer and
         Commercial Relations
CERTIFICATE
This is to certify that these
articles are effective on
     NOVEMBER 21, 1997

-------------------------

       Director
Business Corporations Act

   Form 3
  Business
Corporations
    Act

                              ARTICLES OF AMENDMENT

1.   The name of the corporation is:

         IDS INTELLIGENT DETECTION SYSTEMS INC.

2.   The name of the corporation is changed to applicable):

         IDS INTELLIGENT DETECTION SYSTEMS INC./SYSTEMES DE DETECTION INTELLIGENTS IDS INC.

3.   Date of incorporation/amalgamation:

                           1997/SEPTEMBER/30

4.   The articles of the corporation are amended as follows:

         1. To approve the addition of the French version to the Corporation's name as follows:

                  Systemes de detection intelligents IDS inc.

         2. To change the designation of the existing Class A Common Shares to Common Shares and to change the designation of the existing Class B Common Shares to Class B Shares; and


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                                                                               2

         3. To provide that, after giving effect to the foregoing, the Corporation is authorized to issue an unlimited number of Common Shares and an unlimited number of Class B Shares.

5. The amendment has been duly authorized as required by Sections 168 & 170 (as applicable) of the Business Corporations Act.


6.   The   resolution   authorizing   the   amendment   was   approved   by  the
     shareholders/directors (as applicable) of the corporation on

                              1997/NOVEMBER/12

These articles are signed in duplicate.

                                       IDS INTELLIGENT DETECTION
                                       SYSTEMS INC.

                                       BY:/S/MARIUSZ RYBAK             CHAIRMAN